Exhibit 10.1

AMENDMENT NO. 2 TO AMKOR TECHNOLOGY, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 2 to the Amkor Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) is made by AMKOR TECHNOLOGY, INC., a Delaware corporation (the “Company”).
WHEREAS, pursuant to Section 21 of the Plan, the Board of Directors of the Company has the authority to amend the Plan.
NOW THEREFORE, effective July 29, 2016, the Plan is hereby amended as follows:
1. Section 17(b) of the Plan is hereby amended and restated in its entirety as follows:
“(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value up to the maximum individual statutory rate for each applicable jurisdiction, (c) delivering to the Company already-owned Shares having a Fair Market Value up to the maximum individual statutory rate for each applicable jurisdiction, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) up to the maximum individual statutory rate for each applicable jurisdiction. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. Notwithstanding anything contained herein to the contrary, any Participant who is subject to Section 16 of the Exchange Act may satisfy his or her tax withholding obligations by directing the Company to withhold a number of Shares from those that he or she would otherwise receive upon the exercise, vesting or settlement of an Award having a Fair Market Value (determined as of the date on which the withholding obligation arises) up to the maximum individual statutory rate for each applicable jurisdiction.”
2. Except as expressly amended hereby, the Plan shall remain unmodified and in full force and effect.